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Exhibit 5.1

April 30, 2014

Board of Directors

Provectus Biopharmaceuticals, Inc.

7327 Oak Ridge Highway

Knoxville, TN 37931

Re:	Registration Statement No. 333-182476 on Form S-3; Shares of Common Stock, par value $0.001 per share, having an aggregate offering price of up to $50,000,000

Ladies and Gentlemen:

We have acted as special counsel to Provectus Biopharmaceuticals, Inc., a Delaware corporation (the “Company”), in connection with the sale and issuance through Cantor Fitzgerald & Co. (“Cantor”) as the sales agent from time to time by the Company of shares (the “Shares”) of common stock of the Company, par value $0.001 per share (the “Common Stock”), having an aggregate offering price of up to $50,000,000, to be sold and issued pursuant to that certain Controlled Equity OfferingSM Sales Agreement, dated as of April 30, 2014 (the “Sales Agreement”), by and between the Company and Cantor.

The Shares are included in a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on July 2, 2012 (File No. 333-182476) (the “Registration Statement”), the base prospectus dated July 20, 2012 included in such Registration Statement and a related prospectus supplement dated April 30, 2014 filed with the Commission pursuant to Rule 424(b) under the Act (the base prospectus and prospectus supplement collectively, the “Prospectus”). The term “Shares” shall include any additional shares of common stock registered by the Company pursuant to Rule 462(b) under the Act in connection with the offering contemplated by the Registration Statement. This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the Prospectus, other than as expressly stated herein with respect to the issue of the Shares.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to the General Corporation Law of the State of Delaware (the “DGCL”), and we express no opinion with respect to any other laws.

ALABAMA    •    FLORIDA    •    GEORGIA     •    LOUISIANA    •    MISSISSIPPI    •    TENNESSEE    •    TEXAS     •    WASHINGTON, D.C.

In our aforesaid examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as certified, telecopied, photostatic, or reproduced copies. We have also assumed the accuracy, completeness and authenticity of the foregoing certifications of officers and statements of fact, on which we are relying, and have made no independent investigations thereof. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, when the Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the purchasers, and have been issued by the Company against payment therefor (not less than par value) in accordance with the terms of the Sales Agreement, the Shares will be validly issued, fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that (i) the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the DGCL; (ii) upon the issue of any of the Shares, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Company’s charter; and (iii) the Shares will not be issued in violation of any restriction or limitation contained in the Company’s charter.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Company’s Current Report on Form 8-K dated April 30, 2014 and to the reference to our firm in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

BAKER DONELSON BEARMAN

CALDWELL & BERKOWITZ, a professional corporation

By: /s/ Tonya Mitchem Grindon

      Tonya Mitchem Grindon

      Authorized Representative